As filed with the U.S. Securities and Exchange Commission on October 28, 2022

Investment Company Act File No. 811-04893

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Check appropriate box or boxes)

Form N-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Pre-Effective Amendment No.
Post-Effective Amendment No.

and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
Amendment No. 34

THE TAIWAN FUND, INC.

(Exact Name of Registrant as Specified in Charter)

c/o State Street Bank and Trust Company

P.O. Box 5049

One Lincoln Street

Boston, Massachusetts 02111

(Address of Principal Executive Offices)

(800) 426-5523

(Registrant’s Telephone Number, including Area Code)

Leonard B. Mackey, Jr., Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This filing is made solely for the purpose of filing as Exhibits to the Registration Statement of the Taiwan Fund, Inc. (the “Fund” or “Registrant”): Amended Articles of Incorporation attached hereto as Exhibit (a); Amended and Restated By-Laws attached hereto as Exhibit (b); Dividend Reinvestment and Cash Purchase Plan attached hereto as Exhibit (e)(1); Investment Advisory Agreement between the Registrant and Nomura Asset Management U.S.A. Inc. attached hereto as Exhibit (g)(5); Amendment to Custodian Agreement between the Registrant and State Street Bank and Trust Company attached hereto as Exhibit (j)(1)(a); Amendment to Administration Agreement between the Registrant and State Street Bank and Trust Company attached hereto as Exhibit (k)(3)(a); Amended and Restated Compliance Services Agreement between the Registrant and Foreside Fund Officer Services attached hereto as Exhibit (k)(5); Third Amended and Restated PFO/Treasurer Services Agreement between the Registrant and Foreside Management Services, LLC attached hereto as Exhibit (k)(6); and Code of Ethics of the Fund attached hereto as Exhibit (r).

PART C - OTHER INFORMATION

ITEM     25. FINANCIAL STATEMENTS AND EXHIBITS

(1)	FINANCIAL STATEMENTS

(i)    Portfolio of Investments as of August 31, 1995

(ii)    Statement of Assets and Liabilities as of August 31, 1995

(iii)    Statement of Operations for the fiscal year ended August 31, 1995

(iv)    Statement of Changes in Net Assets for the fiscal years ended August 31, 1994 and 1995

(v)    Financial Highlights for the fiscal years ended August 31, 1992-1995, the eight-month period ended August 31, 1991 and the fiscal years ended December 31, 1989-1990

(vi)    Notes to Financial Statements for the fiscal year ended August 31, 1995

(vii)    Report of Independent Accountants dated October 17, 1995

(viii)    Portfolio of Investments as of February 29, 1996 (unaudited)

(ix)    Statement of Assets and Liabilities as of February 29, 1996 (unaudited)

(x)    Statement of Operations for the six-month period ended February 29, 1996 (unaudited)

(xi)    Statement of Changes in Net Assets for the six-month periods ended February 28, 1995 and February 29, 1996

(xii)    Financial Highlights for the six-month period ended February 29, 1996 (unaudited), fiscal years ended August 31, 1992-1995, the eight-month period ended August 31, 1991 and the fiscal years ended December 31, 1989-1990

(xiii)    Notes to Financial Statements for the six-month period ended February 29, 1996 (unaudited)

(2)	EXHIBITS

(a)    Amended Articles of Incorporation, dated March 10, 2020*

(b)    By-Laws, dated April 21, 2020*

(c)    Not applicable

(d)    Specimen certificate for Common Stock (previously filed as Exhibit 4 to Amendment No. 8 to the Registrant’s Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on May 1, 1989)

(e)    Dividend Reinvestment and Cash Purchase Plan of the Registrant (previously filed as Exhibit 10(E) to the Registrant’s Registration Statement on Form N-2 (File No. 33-21789) filed with the Securities and Exchange Commission on April 27, 1988 (“Amendment No. 5”)

(e)(1)     Dividend Reinvestment and Cash Purchase Plan, as amended July 20, 2009*

(f)    Not applicable

(g)(1)    Securities Investment Trust Investment Management and Custodian Contract dated as of August 22, 2001 among the Registrant, HSBC Asset Management (Taiwan) Limited and The International Commercial Bank of China (previously filed as Exhibit (g)(1) to the Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on October 25, 2001 (“Amendment No. 31”)

(2)    Investment Advisory and Management Agreement Relating to U.S. Dollar Assets dated as of August 22, 2001 between the Registrant and HSBC Asset Management (Taiwan) Limited (previously filed as Exhibit (g)(2) to Amendment No. 31)

(3)    Interim Securities Investment Trust Management and Custodian Contract dated as of August 6, 2001 among the Registrant, China Securities Investment Trust Corporation and The International Commercial Bank of China (previously filed as Exhibit (g)(3) to Amendment No. 31)

(4)    Interim Advisory and Management Agreement Relating to U.S. Dollar Assets dated as of August 6, 2001 among the Registrant and China Securities Investment Trust Corporation (previously filed as Exhibit (g)(4) to Amendment No.  31)

(5)     Investment Advisory Agreement between the Registrant and Nomura Asset Management U.S.A. Inc., dated September 17, 2022*

(h)(1)    Form of Underwriting Agreement (incorporated by reference to Exhibit h(1) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-2697) previously filed with the Securities and Exchange Commission on April 26, 1996 (“Pre-Effective Amendment No. 1-1996”)

(2)    Form of Agreement among Underwriters (incorporated by reference to Exhibit h(2) to Pre-Effective Amendment No. 1-1996)

(3)    Form of Selected Dealer Agreement (incorporated by reference to Exhibit h(3) to Pre-Effective Amendment No. 1-1996)

(i)    Not applicable

(j)(1)    Custodian Agreement dated August 27, 2010 between the Registrant and State Street Bank and Trust Company (previously filed as Exhibit (j)(1) to Amendment No. 33)

(j)(1)(a) Amendment to Custodian Agreement, dated June  1, 2019 between the Registrant and State Street Bank and Trust Company, dated June 1, 2019*

(j)(2)    Foreign Securities Depositary Agreement dated as of June 30, 2001 between the Registrant and International Commercial Bank of China (previously filed as Exhibit (j)(3) to Amendment No. 31)

(k)(1) Registrar, Transfer Agency and Service Agreement dated December 16, 1986 between the Registrant and State Street Bank and Trust Company (previously filed as Exhibit 10(D) to Amendment No. 5)

(2)    Administration Agreement dated April 1, 1994 between the Registrant and State Street Bank and Trust Company (previously filed as Exhibit k(2) to Pre-Effective No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 33-92378) filed with the Securities and Exchange Commission on June 19, 1995 (“Pre-Effective Amendment No. 1”)

(3)    Amendment to Administration Agreement dated May 1, 2005 between the Registrant and State Street Bank and Trust Company (previously filed as Exhibit (k)(3) to Amendment No.  33)

(3)(a) Amendment to Administration Agreement, dated June  1, 2019 between the Registrant and State Street Bank and Trust Company, dated June 1, 2019*

(4)    Accounting Services Agreement dated April 1, 1994 between the Registrant and State Street Bank and Trust Company (previously filed as Exhibit k(3) to Pre-Effective Amendment No.  1)

(5) Amended and Restated Compliance Services Agreement dated April  19, 2022 between the Registrant and Foreside Fund Officer Services*

(6) Third Amended and Restated PFO/Treasurer Services Agreement dated April 19, 2022 between the Registrant and Foreside Management Services, LLC*

(l)    Opinion and consent of Rogers & Wells (previously filed as Exhibit (1) to the Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on May 2, 1996)

(m)    Not applicable

(n)(1) Opinion and consent of Lee & Li (previously filed as Exhibit (n)(1) to the Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on May 2, 1996)

(2)    Consent of Coopers & Lybrand L.L.P. (previously filed as Exhibit (n)(2) to the Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on May 2, 1996)

(o)    Not applicable

(p)    Not applicable

(q)    Not applicable

(r)        Code of Ethics of the Fund*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on the 28th day of October, 2022.

THE TAIWAN FUND, INC.

By:	/s/ Yuichi Nomoto
Yuichi Nomoto
President

INDEX TO EXHIBITS

(a)	Amended Articles of Incorporation
(b)	Amended and Restated By-Laws
(e)(1)	Dividend Reinvestment and Cash Purchase Plan
(g)(5)	Investment Advisory Agreement between the Registrant and Nomura Asset Management U.S.A. Inc.
(j)(1)(a)	Amendment to Custodian Agreement between the Registrant and State Street Bank and Trust Company
(k)(3)(a)	Amendment to Administration Agreement between the Registrant and State Street Bank and Trust Company
(k)(5)	Amended and Restated Compliance Services Agreement between the Registrant and Foreside Fund Officer Services
(k)(6)	Third Amended and Restated PFO/Treasurer Services Agreement between the Registrant and Foreside Management Services, LLC
(r)	Code of Ethics of the Fund